UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Earliest Reported Event:   May 1, 2009

CHINA XD PLASTICS COMPANY LIMITED
(Exact name of registrant as specified in its charter)

Nevada	333-134073	04-3836208
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 9 Qinling Road, Yingbin Road Centralized Industrial Park Harbin Development Zone, Heilongjiang, China
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

150078
(Zip Code)

86-451-84346600
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 1, 2009, Harbin Xinda Macromolecule Material Co., Ltd., a wholly-owned subsidiary of China XD Plastics Company Limited (the “Company”), executed a lease of office and factory space at No. 9 Dalian North Road, Haping Road Centralized District, Harbin Development Zone, Harbin, Helongjiang, China.

The landlord is Harbin Xinda High-Tech Company Limited (“Xinda High-Tech”). The leased space is 23,893.53 square meters located at No. 9 Dalian North Road, Haping Road Centralized District, Harbin Development Zone, Harbin, Helongjiang, China. The term of the lease is three years from May 1, 2009 to April 30, 2012. The rent for the lease space is RMB 2,000,000 (approximately US$294,000) per year and payable annually on or before the fifteenth business day of December. The lease may not be terminated prior to the expiration date except in the event that the landlord sells or transfers the leased property to a third party; either party dissolves and ceases to do business; either party violates the lease agreement and does not cure such violation within 30 days; or a force majeure event lasting more than 60 days.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this Item 2.03 is set forth in Item 1.01 above, which is incorporated by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 1 2009, our Board of Directors appointed Mr. Taylor Zhang as the Chief Financial Officer the Company effective May 1, 2009. Upon Mr. Zhang’s effective appointment as the Company’s Chief Financial Officer, Mr. Jie Han will step down as the Company’s Chief Financial Officer. Mr. Han’s resignation as the Company’s Chief Financial Officer is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Mr. Zhang has over seven years of experience in finance and operation in a broad range of industries. Immediately prior to joining China XD, Mr. Zhang served as CFO of Advanced Battery Technologies, Inc (Nasdaq: ABAT). From 2007 to 2008, he served as Executive Vice President of Finance of China Natural Gas, Inc. (OTCBB: CHNG). From 2005 to 2007, Mr. Zhang worked as a research analyst in New York Private Equity. From 2000 to 2002 he was employed as Finance Manager by Datong Thermal Power Limited. He holds a MBA from University of Florida and a Bachelor’s Degree in mechanical and electronic engineering from Beijing Technology and Business University.

Mr. Zhang will receive annual base salary compensation of US$108,000 in connection with his appointment as the Company’s Chief Financial Officer.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

10.1	Lease Agreement dated May 1, 2009.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 1, 2009

CHINA XD PLASTICS COMPANY LIMITED

By:	/s/ Jie Han
Name: Jie Han Title: Chief Executive Officer